UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

CXApp Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39642	85-2104918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Palo Alto Square, Suite 200 3000 El Camino Real Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 575-4456

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CXAI	The Nasdaq Stock Market LLC
Warrants to purchase common stock	CXAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2024, the Board of Directors of CXApp Inc. (the “Company”) appointed Joy Mbanugo to serve as Chief Financial Officer of the Company, effective immediately. In connection with her appointment, Mrs. Mbanugo will serve as principal financial officer of the Company, succeeding Khurram P. Sheikh, who served as the interim Chief Financial Officer during the search for a permanent Chief Financial Officer and will continue to serve as Chairman and Chief Executive Officer.

Mrs. Mbanugo, 43, served as Chief Financial Officer of ServiceRocket Inc. (“ServiceRocket”), a global leader in tech-enabled services, from February 2023 to August 2024. Before joining ServiceRocket, Mrs. Mbanugo served a leading role in financial planning, analysis, and reporting for cloud partnerships at Google from May 2021 to February 2023. She previously served in various other senior roles at Google, including Controllership - Finance Systems, Transformation, and Integration from September 2019 to May 2021, and Treasury and Tax from March 2018 to September 2019. Before joining Google, Mrs. Mbanugo served as as a Vice President in the Capital Markets-Tax division of BlackRock Inc. from 2014 to 2017 and as a Consultant in various divisions of Ernst & Young from 2003 to 2014. Mrs. Mbanugo holds a J.D. from Cleveland State University College of Law and a Master’s degree in Accountancy from the Weatherhead School of Management at Case Western Reserve University, and dual Bachelor’s degrees in Accountancy and Black World Studies from Miami University.

In connection with Mrs. Mbanugo’s appointment as Chief Financial Officer, the Company entered into a letter agreement with Mrs. Mbanugo (the “Offer Letter”). Pursuant to the Offer Letter, Mrs. Mbanugo will receive (i) an annual base salary of $250,000 and (ii) a total annual bonus of $100,000 to be paid in quarterly installments subject to achievement of certain performance goals. Pursuant to the Offer Letter, Mrs. Mbanugo will also receive a one-time sign-on cash bonus of $25,000 and an option award to purchase 230,000 shares of the Company’s Class A common stock (the “Stock Options”). The Stock Options (i) will be subject to the terms and conditions of the Company’s 2023 Equity Incentive Plan and a stock option agreement, (ii) are subject to the approval of the Company’s compensation committee, and (iii) will vest with one-third becoming vested on the first anniversary of the grant date, and the remaining two thirds vesting in equal monthly installments over the next 24 months.

The Offer Letter provides for a term that is at-will, with termination upon death, disability, or at the election of either party. In the event that the Company terminates Mrs. Mbanugo’s employment without just cause (as defined in the Offer Letter), she is entitled to a lump sum payment equal to 6 months base salary, acceleration of all unvested equity by 12 months, and to the extent that she elects to continue coverage, payment by the Company of its usual share of premiums for medical, vision and dental insurance coverage under COBRA for a period of 6 months. In the event of a Change in Control (as defined in the Company’s 2023 Equity Incentive Plan), Mrs. Mbanugo’s employment is entitled to the acceleration of all unvested equity upon the consummation of the Change in Control.

The Offer Letter also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation. Further, the Company is expected to enter into an indemnification agreement with Mrs. Mbanugo in the form the Company has entered into with its other executive officers and directors.

The foregoing is a summary of the Offer Letter and is not intended to be a complete description. It is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 hereto, as well as the 2023 Equity Incentive Plan and the related form of award agreements, previously filed as exhibits to the Company’s reports with the Securities and Exchange Commission and incorporated herein by reference in their entirety.

There are no arrangements or understandings between Mrs. Mbanugo and any other persons pursuant to which Mrs. Mbanugo was named Chief Financial Officer of the Company. There are also no family relationships between Mrs. Mbanugo and any director or executive officer of the Company. In addition, Mrs. Mbanugo has no direct or indirect material interest in any “related person” transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 19, 2024, the Company issued a press release announcing the appointment of Mrs. Mbanugo as Chief Financial Officer, effective immediately. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated July 18, 2024.
99.1	Press Release, dated August 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CXApp Inc.

Date: August 19, 2024	By:	/s/ Khurram P. Sheikh
	Name:	Khurram P. Sheikh
	Title:	Chariman and Chief Executive Officer

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